Exhibit 10.1

FORWARD SHARE PURCHASE AGREEMENT

This Forward Share Purchase Agreement (this “Agreement”) is entered into as of October 12, 2021, by and among Big Cypress Acquisition Corp., a Delaware corporation (“BCYP”), and Radcliffe SPAC Master Fund, L.P., a Cayman Islands exempted limited partnership (“Radcliffe”).

R E C I T A L S

WHEREAS, BCYP is a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, BCYP has entered into an Agreement and Plan of Merger, dated as of June 21, 2021, with SAB Biotherapeutics, Inc., a Delaware corporation (“SAB”), for the purpose of effecting a combination with SAB, and BCYP has filed a proxy statement/prospectus with the Securities and Exchange Commission that seeks, among other things, stockholder approval of the proposed business combination with SAB (the “Business Combination”); and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which BCYP shall purchase from Radcliffe, and Radcliffe shall sell and transfer to BCYP, shares of common stock, par value $0.0001 per share (“Common Stock”), of BCYP (the “Shares”) held by Radcliffe immediately prior to the closing of the Business Combination on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale; Closing.

1.1. Forward Share Purchase. Subject to the conditions and timing set forth in this Section 1, Radcliffe shall sell and transfer to BCYP, and BCYP shall purchase from Radcliffe, up to 1,390,000 Shares that are actually owned by Radcliffe at the closing of the Business Combination at a per Share price (the “Purchase Price”) equal to $10.10 per Share. For the avoidance of any doubt, Radcliffe shall not be required to purchase Shares if any such purchase would cause Radcliffe to beneficially own in excess of 9.90% of the then-issued and outstanding shares of Common Stock.

1.2. Closing. BCYP shall purchase the Shares on the later of (a) the first business day following the ninetieth (90th) day after the closing of the Business Combination and (b) the first business day following the ninety fifth (95th) day after the closing of the Business Combination if BCYP directs Radcliffe to sell shares pursuant to Section 1.4(b) (the “Closing Date”). No later than two Business Days before the Closing Date, Radcliffe shall deliver a written notice to BCYP specifying the number of Shares that BCYP is required to purchase, the aggregate Purchase Price and instructions for wiring the Purchase Price to Radcliffe. The closing of the sale of the Shares (the “Closing”) shall occur on the Closing Date. On the Closing Date, Radcliffe shall deliver the Shares to BCYP against receipt of the Purchase Price. For purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in New York, New York and Sioux Falls, South Dakota.

1.3. Lock-up; Non-Redemption.

(a) Except as set forth in Section 1.4, Radcliffe agrees to continue to hold, and not to offer, sell, contract to sell, pledge, transfer, assign, or otherwise dispose of, directly or indirectly, or hedge any Shares (including any transactions involving any derivative securities of BCYP and including any Short Sales (as defined below) involving any of BCYP’s securities) until the Closing Date.

(b) Radcliffe irrevocably and unconditionally hereby agrees that Radcliffe shall not, and shall cause its affiliates not to, redeem or otherwise tender or submit for redemption any of its securities pursuant to or in connection with the Business Combination.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the securities and Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

1.4. Open Market Sales.

(a) Notwithstanding anything to the contrary herein, the parties agree that Radcliffe shall, after the closing of the Business Combination, have the right but not the obligation to sell any or all of its Shares into in the open market if the share price equals or exceeds $10.10 per Share (the “Market Sale Price”). In furtherance of the foregoing, Radcliffe shall have the right to sell such Shares at any time provided that the price received by Radcliffe (not including any commissions due by Radcliffe for the sale) is at least the Market Sale Price.

(b) Notwithstanding anything to the contrary herein, upon the prior written approval of BCYP Radcliffe may sell any or all of its Shares into in the open market on the terms mutually agreed upon by BCYP and Radcliffe.

1.5. Escrow. Upon the closing of the Business Combination, BCYP will direct Continental Stock Transfer & Trust Company (the Trustee under the Trust Agreement, dated as of January 11, 2021 that was entered into by BCYP in connection with its initial public offering) to transfer from the initial public offering trust, and to an escrow agent reasonably acceptable to Radcliffe, an amount equal to the product of (x) $10.10 and (y) the number of unredeemed Shares owned by Radcliffe prior to 5:00 P.M., Eastern Time, On October 18, 2021.

2. Consideration. Within five days of the execution of this Agreement, BCYP shall pay to Radcliffe an amount equal to $50,000, by wire transfer of immediately available funds to an account specified by Radcliffe.

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3. Representations and Warranties of Radcliffe. Radcliffe represents and warrants to BCYP as follows, as of the date hereof:

3.1. Organization and Power. Radcliffe is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

3.2. Authorization. Radcliffe has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Radcliffe will constitute the valid and legally binding obligation of Radcliffe enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3. Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Radcliffe in connection with the consummation of the transactions contemplated by this Agreement.

3.4. Compliance with Other Instruments. The execution, delivery and performance by Radcliffe of this Agreement and the consummation by Radcliffe of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Radcliffe, in each case (other than clause (i)), which would have a material adverse effect on Radcliffe or its ability to consummate the transactions contemplated by this Agreement.

3.5. Share Holdings. As of October 11, 2021, Radcliffe held 297,583 Shares, none of which have been sold, offered or contracted to be sold, pledged, transferred, assigned or otherwise disposed of, directly or indirectly, or hedged, since such date; except that the Shares may be held in portfolio margin account(s) at its prime brokers

3.6. Disclosure of Information. Radcliffe has had an opportunity to discuss BCYP’s business, management, financial affairs and the terms and conditions of this Agreement, as well as the terms of the Business Combination, with BCYP’s management.

3.7. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, neither Radcliffe or any person acting on behalf of Radcliffe nor any of Radcliffe’s affiliates (the “Radcliffe Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Radcliffe and this offering, and the Radcliffe Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by BCYP in Section 4 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Radcliffe Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by BCYP, any person on behalf of BCYP or any of BCYP’s affiliates (collectively, the “BCYP Parties”).

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4. Representations and Warranties of BCYP. BCYP represents and warrants to Radcliffe as follows:

4.1. Organization and Corporate Power. BCYP is a corporation duly incorporated and validly existing and in good standing as a corporation under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. BCYP has no subsidiaries.

4.2. Authorization. All corporate action required to be taken by BCYP’s Board of Directors in order to authorize BCYP to enter into this Agreement has been taken or will be taken prior to the Closing. All action on the part of the directors and officers of BCYP necessary for the execution and delivery of this Agreement, the performance of all obligations of BCYP under this Agreement to be performed as of the Closing, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by BCYP, shall constitute the valid and legally binding obligation of BCYP, enforceable against BCYP in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3. Disclosure. BCYP has previously disclosed to Radcliffe material non-public information with respect to BCYP, which information has now been publicly disclosed by BCYP.

4.4. Governmental Consents and Filings. Assuming the accuracy of the representations made by Radcliffe in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of BCYP in connection with the consummation of the transactions contemplated by this Agreement, other than BCYP is required to file disclosure reports regarding such transactions in accordance with the terms of the Exchange Act (as defined below).

4.5. Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the certificate of incorporation, bylaws or other governing documents of BCYP, (ii) of any instrument, judgment, order, writ or decree to which BCYP is a party or by which it is bound, (iii) under any note, indenture or mortgage to which BCYP is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which BCYP is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to BCYP, in each case (other than clause (i)) which would have a material adverse effect on BCYP or its ability to consummate the transactions contemplated by this Agreement.

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4.6. Adequacy of Financing. BCYP will have available to it at all times sufficient funds to satisfy its obligations under this Agreement.

4.7. No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of BCYP Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to BCYP or the Business Combination, and BCYP Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Radcliffe in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, BCYP Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Radcliffe Parties.

4.8. Exclusivity. BYCP represents that it has not and will not enter into any similar agreements to this Agreement with any other parties prior to the consummation of the Business Combination.

5. Closing Conditions.

5.1. The obligation of BCYP to purchase the Shares at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by BCYP:

(a) The Business Combination shall have been consummated;

(b) The representations and warranties of Radcliffe set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on BCYP or its ability to consummate the transactions contemplated by this Agreement;

(c) Radcliffe shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Radcliffe at or prior to the Closing; and

5.2. The obligation of Radcliffe to sell and transfer the Shares at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Radcliffe:

(a) The Business Combination shall have been consummated;

(b) All filings that BCYP is required to make under the Exchange Act shall be current, true and accurate.

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(c) The representations and warranties of BCYP set forth in Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Radcliffe or its ability to consummate the transactions contemplated by this Agreement;

(d) BCYP shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by BCYP at or prior to the Closing; and

(e) No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the sale and transfer by Radcliffe of the Shares.

6. Termination.

6.1. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written consent of BCYP and Radcliffe;

(b) automatically if the stockholders fail to approve the Business Combination; and by Radcliffe by giving written notice to BCYP on the date that is one Business Day prior to the Closing Date.

6.2. For the avoidance of doubt, in the event this Agreement is terminated, Radcliffe shall not be restricted with respect to its ability to dispose of the Shares after the termination date of this Agreement. This Agreement shall forthwith become null and void and have no effect, without any liability on the part of Radcliffe or BCYP and their respective directors, officers, employees, partners, managers, members, or stockholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7. General Provisions.

7.1. Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt.

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(b) All communications sent to BCYP shall be sent to:

Big Cypress Acquisition Corp.

300 W. 41st Street, Suite 202

Miami Beach, Florida 33140

Attention: Samuel J. Reich

Email: sam@bigcypressaccorp.com

and

SAB Biotherapeutics, Inc.

2100 East 54th Street North

Sioux Falls, SD 57104

Attention: Eddie Sullivan

Email: Esullivan@sabbiotherapeutics.com

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Ilan Katz and Brian Lee

Email: ilan.katz@dentons.com and brian.lee@dentons.com

(c) All communications to Radcliffe shall be sent to:

c/o Radcliffe Capital Management, L.P.

50 Monument Road, Suite 300

Bala Cynwyd, PA 19004

Attention: General Counsel

Email lbest@radcliffefunds.com

with a copy to: ops@radcliffefunds.com

or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7.1.

7.2. No Finder’s Fees. Each party represents that neither party will be obligated for any finder’s fee or commission in connection with this transaction.

7.3. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

7.4. Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

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7.5. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.6. Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

7.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

7.8. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

7.9. Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

7.10. Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of Delaware or the United States District Court for the Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

7.11. Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

7.12. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of BCYP and Radcliffe.

7.13. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

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7.14. Expenses. Each of BCYP and Radcliffe will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

7.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.16. Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

7.17. Specific Performance. Each party agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the other party in accordance with the terms hereof and that the other party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

BIG CYPRESS ACQUISITION CORP.

By:
Name:	Samuel J. Reich
Title:	Chief Executive Officer

RADCLIFFE SPAC MASTER FUND, L.P.

By:	Radcliffe Capital Management, L.P., its manager
By:	RGC Management Company, LLC, its general partner

By:
Name:	Steven Katznelson
Title:	Managing Member